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                                                                   EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (the "Agreement") made as of this 12th day of November, 2002 by and among John N. Spinney, Jr. ("Employee"), Investors Financial Services Corp., a Delaware corporation ("IFSC"), and Investors Bank & Trust Company, a Massachusetts chartered trust company having its principal place of business at 200 Clarendon Street, Boston, Massachusetts (the "Company").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1. POSITION AND RESPONSIBILITIES. During the term of this Agreement, the Employee shall serve as Senior Vice President and Chief Financial Officer of the Company and of IFSC. The Employee will have such responsibilities, duties and authority as is determined by the Chief Executive Officer of the Company. The Employee will have such other responsibilities, duties and authority as may from time to time be assigned to him that are consistent and commensurate with his status and position at the Company and IFSC. The Employee shall at all times report to, and only to, and his activities shall at all times be subject to the direction and control of, the Chief Executive Officer of the Company, and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company, as may from time to time be vested in or requested of him by the Chief Executive Officer of the Company. The Employee agrees to devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company's business. During the term hereof, the Employee will not have any managerial or operations responsibility, other than service on a board of directors, in any enterprise, firm, corporation, trust or other business entity other than the Company and IFSC; provided, however, that nothing herein shall prevent the ownership by the Employee of an equity interest in any business entity, provided that such ownership does not involve any managerial or operational responsibility other than serving on the board of directors of a corporation. Any directorships of corporations other than the Company and IFSC must be approved in writing by the Board of Directors of IFSC (the "IFSC Board") in advance. At all times during the term of this Agreement, the Employee's primary place of employment shall be within fifteen (15) miles of Boston, Massachusetts.

     2. COMPENSATION: SALARY, ANNUAL BONUS, EQUITY PARTICIPATION AND OTHER BENEFITS. During the term of this Agreement, the Company shall pay the Employee the following compensation, including the following salary, bonus and other fringe and welfare benefits:

     (A) SALARY. In consideration of the services to be rendered by the Employee to the Company and IFSC, the Company will pay to the Employee an annual base salary of $250,000 (the "Base Rate"). Such Base Rate shall be payable in conformity with the Company's customary practices for executive compensation as such practices shall be established or modified from time to time. The Employee's Base Rate shall be evaluated annually by the IFSC Board or the Compensation Committee thereof, and may be increased as appropriate, within thirty (30) days of

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the end of each calendar year, but in no circumstances shall the Base Rate be decreased below the Base Rate that was established for the most recently concluded calendar year.

     (B) WELFARE AND FRINGE BENEFITS. The Employee will be entitled to participate in the Company's welfare and fringe benefit plans, programs and policies generally available to other senior executives of the Company, on the same basis as such other senior executives. In addition, the Employee will be entitled to four (4) weeks vacation during each calendar year, which shall accrue if and to the extent unused. The Employee will be entitled to be reimbursed for all of his business-related expenses, including but not limited to telephone usage and business related travel expenses.

     (C) ANNUAL BONUS. For each twelve month period ending on December 31 during the term of this Agreement ("Year End"), in addition to the amounts payable under Section 2(A) above, the Employee shall receive a cash bonus (the "Annual Bonus"), with the amount of such bonus to be determined pursuant to such bonus plan as may from time to time be adopted by the IFSC Board or the Compensation Committee thereof. The Annual Bonus shall be payable at such times as the IFSC Board shall establish, provided that the Employee continues to be employed by the Company on each such Year End except as otherwise provided in
Section 4 hereof.

     (D)  EQUITY PARTICIPATION.

          (i) The Employee shall be entitled to participate annually in the 1995 Stock Plan and any future equity compensation plan that is generally made available to other senior executives of the Company, in such amounts and on such terms as are determined appropriate thereunder commensurate with him position and performance, and in accordance with all of the terms and conditions of such plan.

          (ii) The Company agrees that with respect to all options and/or restricted shares to be granted by the Company, upon grant and during the term of such options and/or the vesting period of such restricted shares, the Company shall use its reasonable efforts to comply with the requirements of Rule 16b-3, promulgated pursuant to the Securities Exchange Act of 1934, as amended, as such rule shall be in effect from time to time, or with any successor provision ("Rule 16b-311") such that such options and restricted shares shall be afforded the benefits of Rule 16b-3.

          (iii) The Company agrees that it shall use its best efforts to file and cause to become and remain effective a registration statement on Form S-8 (or a successor form) such that either the resale by the Employee of restricted shares granted to the Employee by the Company, if any, or the grant of such shares, if any, and the purchase of shares by the Employee upon the exercise of the options to be granted to the Employee shall be registered under the; Securities Act of 1933, as amended, or any successor provision.

     (E) LIFE INSURANCE PREMIUM PAYMENTS AND TAX GROSS-UP. The Company shall pay to the Employee the cost of premiums (such payments to be "grossed-up" to account for the tax liability to the Employee on such payments) for a life insurance policy for the benefit of the

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Trustees of an insurance trust designated by the Employee or such other entity or individual as the Employee shall so designate (the "Life Insurance Policy"). The amount of such policy shall not exceed the amount of the termination for Good Reason severance payment determined under Section 4(A) hereof. The Company shall provide reasonable assistance to the Employee in obtaining the Life Insurance Policy.

     3. TERM. The term of this Agreement shall commence on the date first above written and shall terminate on the earlier to occur of (i) three (3) years from such date, or, if later, three (3) years from the date upon which the IFSC Board last renewed the term as provided below; (ii) the Employee's death, or upon written notice from the Company to the Employee, if the Employee is permanently disabled, or (iii) the occurrence of any of the circumstances described in Section 4 hereof. For the purposes of this Agreement, the Employee shall be deemed to be permanently disabled if a physician, chosen by the Company, and reasonably acceptable to the Employee or his legal representative, determines in good faith that, as a result of a physical or mental condition caused by injury, illness, disease or mental disorder, the Employee is unable to perform his duties hereunder for any one hundred twenty (120) work days out of any 365-day period or for ninety (90) consecutive days in any 365-day period. Within thirty (30) days of December 31 of each calendar year, the IFSC Board shall consider the extension of the term of this Agreement to three years from such December 31. Each such extension shall be effective only when agreed to by the Employee. In the event that the IFSC Board fails to extend the term of this Agreement, the Employee may terminate this Agreement for "Good Reason," in accordance with Section 4(A) hereof, notwithstanding any other term hereof.

     4. TERMINATION. The Employee's employment under this Agreement, and this Agreement, subject to Section 16 hereof, may be terminated as follows:

     (A) BY THE EMPLOYEE WITH OR WITHOUT GOOD REASON. The Employee may terminate his employment, with or without Good Reason (as defined below), at any time upon at least sixty (60) days' advance written notice to the Company. In the event of a family emergency, including but not limited to the death or incapacity of an immediate family member, or upon other circumstances deemed sufficient by a majority of the IFSC Board, the Employee may terminate his employment upon fifteen (15) days' advance written notice to the Company. In the event of termination at the Employee's option without Good Reason, the Employee shall be entitled to no severance or other termination benefits after the expiration of the sixty-day period referred to above, except as otherwise required by law. In the event the Employee terminates his employment for Good Reason, the Company agrees to pay the Employee, in a lump sum within fifteen
(15) days of the Employee's last day of employment with the Company, a severance payment equal to the product of (i) the greater of (x) the remaining number of months in the term of this Agreement and (y) twenty-four months (the "Severance Period"), divided by twelve, multiplied by (ii) the sum of the Employee's Base Rate immediately prior to such termination and the Recent Annual Bonus (as defined below). In addition, during the Severance Period, the Company shall continue to provide the Employee and his eligible dependents (to the extent applicable) with group health benefits and life and disability insurance on the same terms and conditions applicable to active senior executives of the Company, including cost-sharing (hereinafter the "Welfare Benefits"), provided, that if the Welfare Benefits cannot be provided to inactive employees under the terms of the applicable plans or applicable law, the Company shall

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provide the Employee with, or pay the Employee for the cost of obtaining, substitute benefits that are no less favorable in the aggregate than the Welfare Benefits as in effect immediately prior to the Employee's termination. Notwithstanding the foregoing, the Company's responsibility for the cost of the Welfare Benefits shall not exceed twice the cost it paid for such coverage immediately prior to the Employee's termination. As used in this Agreement, "Recent Annual Bonus" shall mean the highest Annual Bonus paid or payable to the Employee (including any deferred amounts) with respect to any of the three full calendar years ending immediately prior to the Employee's termination of employment.

          As used in this Agreement, a "Good Reason" shall mean any of the following:

          (i) a material change by the Company or IFSC in the Employee's authority, functions, duties or responsibilities as Senior Vice President and Chief Financial Officer of the Company and IFSC (including, without limitation, material changes in the control or structure of the Company or
     IFSC) which would cause the Employee's position with the Company or IFSC to become of less responsibility, importance or scope than the Employee's position as of the date of this Agreement, provided that such material change is not in connection with a termination of the Employee's employment hereunder for Cause in accordance with Section 4B;

          (ii)   a failure by the Company to renew this Agreement as provided in
     Section 3 hereof, provided that such nonrenewal is not in connection with a termination of the Employee's employment hereunder for Cause in accordance with Section 4B; or

          (iii) a failure by the Company to comply in a material respect with any material provision of this Agreement or any other agreement between the parties, which has not been cured within fifteen (15) days after notice of such noncompliance has been given by the Employee to the Company.

     (B) AT THE ELECTION OF THE COMPANY FOR CAUSE. The Company may, immediately and unilaterally, terminate the Employee's employment hereunder for Cause at any time during the term of this Agreement. Termination of the Employee's employment by the Company shall constitute a termination for Cause under this Agreement if such termination is for one or more of the following reasons, as found by the IFSC Board by a resolution duly adopted in good faith by a majority of its members after notice to the Employee and an opportunity to be heard before the IFSC Board with counsel. As used herein, "Cause" shall mean:

          (i) the continued failure or continued refusal of the Employee to render services to the Company or IFSC in accordance with his obligations under this Agreement or a reasonable determination by a majority of the IFSC Board that the Employee has performed inadequately the duties of his employment, in each case continuing for fifteen (15) days after the Employee's receipt of written notice specifying the alleged failure, refusal or performance inadequacy;

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          (ii)   gross negligence, dishonesty, breach of fiduciary duty or
     material breach of the material terms of this Agreement or the other agreements executed in connection herewith;

          (iii) the commission by the Employee of an act of fraud, embezzlement or deliberate disregard of the rules or policies of the Company or IFSC or the commission by the Employee of any other action with the intent to injure materially the Company or IFSC;

          (iv) the conviction by the Employee of a felony, either in connection with the performance of his obligations hereunder or that will materially and adversely affect the Employee's ability to perform his obligations hereunder; or

          (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to breach a contract with the Company.

     In the event of a termination for Cause pursuant to the provisions of clauses (ii) through (v) above, inclusive, the Employee shall not be entitled to severance or other termination benefits, except as required by law. In the event of a termination for Cause pursuant to the provisions of clause (i) above, the Company, notwithstanding the remaining term of this Agreement, agrees to (x) pay the Employee a lump-sum severance payment equal to nine (9) months' salary at the Employee's Base Rate, within fifteen (15) days of the Employee's last day of employment by the Company and (y) provide continuing group health benefits during the nine (9) month severance period to the Employee and his eligible dependents on the same basis and terms and conditions, including cost-sharing, as provided to other active senior executives of the Company during such period.

     (C) AT THE ELECTION OF THE COMPANY FOR REASONS OTHER THAN FOR CAUSE. The Company may, immediately and unilaterally, terminate the Employee's employment hereunder and this Agreement at any time during the term of this Agreement without Cause by giving sixty (60) days' advance written notice to the Employee of the Company's election to terminate. During such sixty-day period, the Employee will be available on a full-time basis for the benefit of the Company to assist the Company in making the transition to a new, successor officer of the Company. In the event the Company exercises its right to terminate the Employee under this Section 4(C), the Company agrees to pay the Employee, in a lump sum within fifteen (15) days of the Employee's last day of employment with the Company, a severance payment equal to the amount determined under Section 4(A) hereof and to provide the Welfare Benefits during the Severance Period, in each case as if the Employee had terminated employment for Good Reason under
Section 4(A) hereof.

     (D) TERMINATION DUE TO DEATH OR DISABILITY. In the event this Agreement shall terminate due to the Employee's death or upon written notice from the Company to the Employee if the Employee is permanently disabled, the Company shall pay the Employee or his legal representatives an amount equal to the amount payable under Section 4(C) as if the Employee had been terminated other than for Cause, reduced by any amount payable to an insurance trust or

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such other designated individual or entity under the Life Insurance Policy, if any, in the case of the Employee's death, or under disability insurance provided by the Company, in the case of the Employee's termination due to his permanent disability. In addition, upon a termination of the Employee due to his permanent disability, the Company shall continue to provide the Welfare Benefits during the Severance Period, as if the Employee's employment had been terminated other than for Cause under Section 4(C). The provisions of this Section 4(D) shall survive the termination of this Agreement by reason of the death or permanent disability of the Employee.

     5. NONCOMPETITION AND CONFIDENTIALITY. In connection with his employment by the Company, the Employee has previously executed the Noncompetition and Confidentiality Agreement attached hereto as EXHIBIT A, the terms and conditions of which are incorporated herein by reference. The Noncompetition and Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect for so long as is provided by its own terms and as is permitted by law.

     6. CONSENT AND WAIVER BY THIRD PARTIES. The Employee hereby represents and warrants that she has obtained all waivers and/or consents from third parties which are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Employee represents that she is not bound by any agreement or any other existing or previous business relationship, which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

     7. GOVERNING LAW. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal law of the Commonwealth of Massachusetts and this Agreement shall be deemed to be performable in Massachusetts.

     8. SEVERABILITY. In case any one or more of the provisions contained in the Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

     9. WAIVERS AND MODIFICATIONS. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 9. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein on or after the date hereof and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company

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shall be effective without the consent of at least a majority of the members of the IFSC Board (excluding the Employee) then in office at the time of such modification or waiver.

     10. ASSIGNMENT. The Employee acknowledges that the services to be rendered by him hereunder are unique and personal in nature. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement, provided, however, that this Agreement shall inure to the benefit of Employee's heirs, executors, administrators, personal and legal representatives, distributees, devisees, legatees and successors. The rights and obligations of the Company and IFSC under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company and IFSC, respectively. The Company and IFSC agree that a successor in interest by merger, operation of law, consolidation, assignment, purchase or otherwise of a controlling interest in the business of the Company or IFSC will be informed prior to such event of the existence of this Agreement. The Company and IFSC will require any successor (whether direct or indirect, by purchase, merger, operation of law, consolidation, assignment or otherwise of a controlling interest in the business, stock or other assets of the Company or IFSC) to assume expressly and agree to perform this Agreement. As used in this Agreement, "the Company" and "IFSC" shall mean the Company and IFSC as hereinbefore defined and any successors as aforesaid.

     11. ACKNOWLEDGMENTS. The Employee hereby acknowledges and recognizes that the enforcement of any of the provisions in this Agreement and the Noncompetition and Confidentiality Agreement incorporated herein may potentially interfere with the Employee's ability to pursue a proper livelihood. The Employee represents that she is knowledgeable about the business of the Company. The Employee recognizes and agrees that the enforcement of the Noncompetition and Confidentiality Agreement is intended to ensure the preservation, protection and continuity of the business trade secrets and goodwill of the Company. The Employee agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in the Noncompetition and Confidentiality Agreement are reasonable as to time and scope. The foregoing shall not prohibit the Employee from employment with any company by which the Employee has been employed in the past so long as his activities with any such company do not otherwise constitute a breach of the Noncompetition and Confidentiality Agreement.

     12. ENTIRE AGREEMENT. This Agreement, and the Noncompetition and Confidentiality Agreement and any other plans or agreements referenced herein, constitute the entire understanding of the parties relating to the subject matter hereof and, except as provided herein, supersede and cancel all agreements, written or oral, made prior to the date hereof between the Employee and the Company relating to employment, salary, bonus, or other compensation of any description, future equity participation, pension, post-retirement benefits, severance or other remuneration, other than the Change of Control Agreement between IFSC and the Employee dated as of the date hereof.

     13. NOTICES. All notices hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by overnight courier, addressed as follows:

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     If to the Company, to:  Investors Financial Services Corp.
                             200 Clarendon Street
                             Boston, MA 02116-9130
                             Attention: John E. Henry, General Counsel

     If to the Employee:     At the most recent address
                             on file at the Company.

All notices hereunder shall be deemed to have been given either (i) if personally, upon receipt, (ii) if sent by overnight courier on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

     14. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     15. SECTION HEADINGS. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

     16. SURVIVAL. Notwithstanding any other provision hereof, the provisions of Sections 2(D), 4, 5, 17, 18, 19 and 20 shall survive any termination of the Employees employment and the other provisions of this Agreement.

     17. MITIGATION. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor, other than as provided in Section 4(D) hereof, shall the amount of any payment provided for herein be reduced by any compensation earned by the Employee as the result of employment by another employer or by retirement benefits or insurance payments after the date of termination or otherwise.

     18. LEGAL EXPENSES. The Company will pay the Employee's reasonable fees for legal and tax advice and other related expenses associated with the negotiation and completion of this Agreement, as well as any future amendments hereto and any disputes arising hereunder, provided, however, in the event of any dispute arising hereunder, if a court of competent jurisdiction shall render a final judgment in favor of the Company on the issues in such dispute hereunder, from which there is no further right of appeal, the Employee shall reimburse the Company all amounts paid to the Employee under this Section 18 with respect to such dispute.

     19. INDEMNIFICATION. The Company agrees that the Employee shall be entitled to indemnification, and advancement of expenses in connection therewith, as a director, officer and employee of the Company, of IFSC and of any affiliate of the Company or IFSC to the full extent permitted by applicable law.

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     20.  WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.


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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written as an instrument under seal.

Investors Bank & Trust Company          EMPLOYEE

By: /s/Kevin J. Sheehan                 /s/John N. Spinney, Jr.
   -------------------------            ---------------------------
  Kevin J. Sheehan                      John N. Spinney, Jr.
  Chief Executive Officer


Investors Financial Services Corp.

By: /s/Kevin J. Sheehan
   ---------------------
  Kevin J. Sheehan
  Chief Executive Officer